UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2011

Forest Laboratories, Inc.
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	1-5438	11-1798614
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Third Avenue, New York, New York		10022-4731
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(212) 421- 7850

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[x]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Merger Agreement

On February 22, 2011, Forest Laboratories, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Clinical Data, Inc., a Delaware corporation (“Clinical Data”), FL Holding CV, an entity organized under the laws of the Netherlands and a wholly owned subsidiary of the Company (“FL Holding”), and Magnolia Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of FL Holding (“Magnolia”).

Pursuant to the terms and subject to the conditions of the Merger Agreement, Magnolia will commence a tender offer (the “Offer”) to acquire (i) all of the outstanding shares of common stock, $0.01 par value per share, of Clinical Data (“Clinical Data Common Stock”) for (A) $30.00 per share of Clinical Data Common Stock (the “Upfront Payment”), net to the holder thereof in cash and less any withholding taxes, and (B) a non-transferable contractual right to receive one or more contingent payments, of up to $6.00 per share of Clinical Data Common Stock in total, upon the achievement of certain milestones (the “Contingent Consideration”), pursuant to the terms and subject to the conditions of the Contingent Value Right Agreement described below, (ii) all of the outstanding warrants to purchase shares of Clinical Data Common Stock that have exercise prices of $36.00 per share of Clinical Data Common Stock or less (“Clinical Data Warrants”) for the consideration set forth in the Merger Agreement, and (iii) all of the outstanding convertible promissory notes (“Clinical Data Notes”) issued by Clinical Data on February 25, 2009 in the aggregate principal amount of $50,000,000, for the consideration set forth in the Merger Agreement.

As soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Magnolia will merge with and into Clinical Data (the “Merger”) and Clinical Data will become a wholly owned subsidiary of FL Holding.  The Merger Agreement also provides that if the Offer is not completed, the Merger may be able to be consummated if the stockholders of Clinical Data adopt the Merger Agreement at a meeting of such stockholders (the “One-Step Merger”).  In the Merger, each outstanding share of Clinical Data Common Stock, other than shares of Clinical Data Common Stock owned by Clinical Data, FL Holding, Magnolia or any of their respective subsidiaries or by Clinical Data stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the consideration per share of Clinical Data Common Stock that would have been payable in the Offer.  In addition, in the Merger, Clinical Data Warrants and Clinical Data Notes will be cancelled and converted into the right to receive the consideration that would have been paid for them in the Offer.

The obligation of Magnolia to purchase shares of Clinical Data Common Stock, Clinical Data Warrants and Clinical Data Notes tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the obtainment of any governmental approvals that may be required, and the consummation of the Offer or the Merger not being made unlawful under applicable laws or prohibited by any court of competent jurisdiction, and other customary closing conditions.  In addition, it is a condition to Magnolia’s obligation to purchase the shares of Clinical Data Common Stock, Clinical Data Warrants and Clinical Data Notes tendered in the Offer that the number of shares of Clinical Data Common Stock, Clinical Data Warrants and Clinical Data Notes that have been tendered and not validly withdrawn, together with any shares of Clinical Data Common Stock beneficially owned by FL Holding and its affiliates plus the number of shares of Clinical Data Common Stock issued or issuable pursuant to the Top-Up Option (as described below), equals at least one more than 90% of the total number of shares of Clinical Data Common Stock outstanding as of the expiration of the Offer calculated on a fully diluted basis plus the number of shares of Clinical Data Common Stock issued or issuable pursuant to the Top-Up Option (the “Minimum Condition”).  In the event that the conditions to the Offer, including the Minimum Condition, are not met, the parties have agreed to complete the Merger without the prior completion of the Offer, after receipt of the approval of the holders of a majority of the outstanding Clinical Data Common Stock for the adoption of the Merger Agreement.  In that case, the consummation of the Merger would be subject to similar conditions as the conditions to the Offer, other than the addition of the stockholder approval requirement and the inapplicability of the Minimum Condition.

Clinical Data has also granted to FL Holding and Magnolia an option (the “Top-Up Option”), which may be exercised by FL Holding or Magnolia, or at the request of Clinical Data, shall be exercised by FL Holding or Magnolia, following the consummation of the Offer, to purchase from Clinical Data, subject to the total number of authorized shares, the number of shares of Clinical Data Common Stock that, when added to the number of outstanding shares of Clinical Data Common Stock owned by Magnolia at the time of the exercise of the Top-Up Option, constitutes one more than 90% of the number of shares of Clinical Data Common Stock that would be outstanding immediately after the issuance of all shares of Clinical Data Common Stock subject to the Top-Up Option calculated on a fully diluted basis (disregarding, however, any shares of Clinical Data Common Stock issuable upon conversion of Clinical Data Notes or exercise of Clinical Data Warrants acquired by Magnolia in the Offer).  If FL Holding, Magnolia and any of their respective affiliates acquire more than 90% of the outstanding shares of Clinical Data Common Stock, including through exercise of the Top-Up Option, FL Holding will cause the Merger to become effective as soon as practicable without a meeting of Clinical Data’s stockholders in accordance with Delaware law, including by means of the “short form” procedures available under Delaware law.

The Merger Agreement prohibits Clinical Data from soliciting or initiating discussions with third parties regarding other proposals to acquire Clinical Data and Clinical Data has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of Clinical Data’s Board of Directors under Delaware law.  The Merger Agreement contains certain termination rights for FL Holding and Clinical Data including, with respect to Clinical Data, in the event that Clinical Data receives a superior proposal (as defined in the Merger Agreement).  In connection with the termination of the Merger Agreement under specified circumstances, including with respect to Clinical Data’s entry into an agreement with respect to a superior proposal, Clinical Data is required to pay to FL Holding a termination fee equal to $45,000,000.  In addition, in the event that the Merger Agreement is terminated under specified circumstances during the pendency of a publicly disclosed third party proposal to acquire Clinical Data, Clinical Data is required to reimburse FL Holding for FL Holding’s fees and expenses incurred in connection with the Merger Agreement, the Offer and the Merger up to an aggregate amount of $7,500,000, and, if Clinical Data enters into an agreement for a third party to acquire Clinical Data within 12 months of such termination, to pay to FL Holding the balance of the $45,000,000 termination fee less any such reimbursed expenses.

The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type.  The Merger Agreement is attached to provide the Company’s stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company or its subsidiaries or Clinical Data in the Company’s or Clinical Data’s respective public reports filed with the Securities and Exchange Commission (the “SEC”).  In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company or its subsidiaries or Clinical Data.  The representations and warranties set forth in the Merger Agreement were negotiated with the principal purposes of (i) establishing the circumstances under which Magnolia may have the right not to consummate the Offer or the Merger, or FL Holding or Clinical Data may have the right to terminate the Merger Agreement, and (ii) allocating risk between the parties if those representations and warranties should prove to be inaccurate, rather than as statements of fact.  The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement among Clinical Data, the Company, FL Holding and Magnolia and may be subject to important qualifications and limitations agreed to by Clinical Data, the Company, FL Holding and Magnolia in connection with the negotiated terms thereof.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date and may be subject to a contractual standard of materiality different from those generally applicable under federal securities laws.  Clinical Data’s stockholders and other investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Clinical Data, the Company, FL Holding, Magnolia or any of their respective subsidiaries or affiliates.

Securityholder Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, FL Holding and Magnolia entered into the Securityholder Tender and Support Agreement, dated as of February 22, 2011 (the “Support Agreement”), with the officers and directors of Clinical Data and certain affiliates thereof, in their capacities as stockholders of Clinical Data, pursuant to which such stockholders have agreed to tender, and not withdraw, all shares of Clinical Data Common Stock beneficially owned by them, or acquired by them after such date, and all Clinical Data Warrants and Clinical Data Notes beneficially owned by them (collectively, “Subject Securities”) in the Offer upon the terms and subject to the conditions of the Support Agreement and, to the extent necessary, vote any outstanding shares of Clinical Data Common Stock owned by them in favor of the Merger and against any action that would reasonably be expected to materially impede or delay the Merger, including any proposal to acquire Clinical Data by a third party.  The stockholders party to the Support Agreement have also granted FL Holding an irrevocable proxy to vote such outstanding shares of Clinical Data Common Stock owned by such stockholders in accordance with the preceding sentence.  The Support Agreement limits the ability of the stockholders party thereto to sell or otherwise transfer, encumber or grant any proxies in respect of their Subject Securities.  The Support Agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement or upon notice by FL Holding.

As of February 22, 2011, the stockholders party to the Support Agreement beneficially owned 11,271,500 outstanding shares of Clinical Data Common Stock, representing approximately 36.32% of all shares of Clinical Data Common Stock outstanding as of February 17, 2011, and beneficially owned Clinical Data Warrants exercisable for 3,824,011 shares of Clinical Data Common Stock and Clinical Data Notes convertible into 6,110,599 shares of Clinical Data Common Stock.  As of February 22, 2011, stockholders party to the Support Agreement beneficially owned 24,038,056 shares of Clinical Data Common Stock calculated on a fully diluted basis (including for this purpose all options to purchase shares of Clinical Data Common Stock, whether vested or unvested), representing approximately 52.37% of all shares of Clinical Data Common Stock as of February 17, 2011 calculated on the same fully diluted basis.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Contingent Value Right Agreement

Prior to the earlier to occur of the consummation of the Offer or the Merger, FL Holding and the Company will enter into a Contingent Value Right Agreement (the “CVR Agreement”) with a bank or trustee mutually acceptable to FL Holding and Clinical Data governing the terms of the Contingent Consideration.  The former holders of shares of Clinical Data Common Stock, deferred stock units and options to acquire shares of Clinical Data Common Stock, and the former holders of Clinical Data Warrants and Clinical Data Notes, will be entitled to receive the following cash payments for each share of Clinical Data Common Stock acquired by Magnolia in the Offer or converted into the right to receive merger consideration in the Merger (or, in the case of deferred stock units and options to acquire shares of Clinical Data Common Stock, and Clinical Data Warrants and Clinical Data Notes, each share of Clinical Data Common Stock that would have been issuable upon the exercise or conversion thereof), with each payment conditioned upon the achievement of the applicable milestone related to the commercialization of Viibryd™ as follows:

•
Milestone #1.  FL Holding will be obligated to pay $1.00 in the event that the aggregate net sales of Viibryd™ (or any other product containing vilazodone hydrochloride) in the United States in any four consecutive calendar quarters occurring between the Merger and the fifth anniversary of the Merger equal or exceed a total of $800,000,000.

•
Milestone #2.  FL Holding will be obligated to pay $2.00 in the event that the aggregate net sales of Viibryd™ (or any other product containing vilazodone hydrochloride) in the United States in any four consecutive calendar quarters occurring between the Merger and the sixth anniversary of the Merger equal or exceed $1,100,000,000.

•
Milestone #3.  FL Holding will be obligated to pay $3.00 in the event that aggregate net sales of Viibryd™ (or any other product containing vilazodone hydrochloride) in the United States in any four consecutive calendar quarters occurring between the Merger and the seventh anniversary of the Merger equal or exceed a total of $1,500,000,000.

The five, six and seven year periods described above may be extended in the event that the commercial launch of Viibryd™ occurs more than six months after the completion of the Merger in certain circumstances.  The terms of the Contingent Consideration described above reflect the parties’ agreement over the sharing of potential economic upside benefits from future net sales of Viibryd™ or other products containing vilazodone hydrochloride in the United States and do not necessarily reflect anticipated sales of the product.  There can be no assurance that such levels of net sales will occur or that any or all of the Contingent Consideration payments will be made.

The right to the Contingent Consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Notice to Investors

The planned tender offer described herein and in the exhibits attached hereto has not yet commenced.  The description contained herein and in the exhibits attached hereto is not an offer to buy or the solicitation of an offer to sell securities.  At the time the planned tender offer is commenced, the Company (or a wholly owned subsidiary of the Company) will file a tender offer statement on Schedule TO with the SEC, and Clinical Data will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer.  The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer.  Those materials will be made available to Clinical Data’s stockholders at no expense to them.  In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC's website: www.sec.gov.

INVESTORS AND SECURITY HOLDERS OF CLINICAL DATA ARE URGED TO READ THE SCHEDULE TO, THE SCHEDULE 14D-9 AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY INVESTMENT DECISION WITH RESPECT TO THE TENDER OFFER.

Additional Information about the Merger and Where to Find It

In connection with the potential One-Step Merger, Clinical Data will file a proxy statement with the SEC.  Additionally, Clinical Data will file other relevant materials with the SEC in connection with the proposed acquisition of Clinical Data by the Company pursuant to the terms of the Merger Agreement.  The materials to be filed by Clinical Data with the SEC may be obtained free of charge at the SEC web site at www.sec.gov.  Investors and stockholders also may obtain free copies of the proxy statement from Clinical Data by contacting Clinical Data Investor Relations at ir@clda.com.  Investors and security holders of Clinical Data are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Cautionary Note Regarding Forward-Looking Statements

Except for the historical information contained herein, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks and uncertainties that could cause actual results to differ from those set forth in the forward looking statements, including that the transaction may not be timely completed, if at all; that, prior to the completion of the transactions, if at all, Clinical Data’s business may experience significant disruptions due to transaction-related uncertainty or other factors; the timing and the benefits of the business combination transaction involving the Company and Clinical Data, the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the requirement that Clinical Data stockholders approve the transaction under certain circumstances; the risk that the businesses will not be integrated successfully; uncertainties regarding the timing of launch of Viibryd™ and future sales of Viibryd™; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the difficulty of predicting approvals by the U.S. Food and Drug Administration, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and any subsequent SEC filings and Clinical Data’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and any subsequent SEC filings.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of February 22, 2011, among FL Holding CV, Magnolia Acquisition Corp., Forest Laboratories, Inc. and Clinical Data, Inc.*
99.1	Securityholder Tender and Support Agreement, dated as of February 22, 2011, among FL Holding CV, Magnolia Acquisition Corp. and the individuals listed therein
99.2	Form of Contingent Value Right Agreement

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2011
Forest Laboratories, Inc. (Registrant)

/s/ Francis I. Perier, Jr. Francis I. Perier, Jr. Executive Vice President – Finance and Administration and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2011, among FL Holding CV, Magnolia Acquisition Corp., Forest Laboratories, Inc. and Clinical Data, Inc.*
99.1	Securityholder Tender and Support Agreement, dated as of February 22, 2011, among FL Holding CV, Magnolia Acquisition Corp. and the individuals listed therein
99.2	Form of Contingent Value Right Agreement
* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.